UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2023

SKILLZ INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39243	84-4478274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6625 Badura Avenue
Las Vegas, Nevada 89118
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

Director Departure

On November 7, 2023, Kevin Chessen notified Skillz Inc. (the “Company”) of his decision to resign from the Company’s Board of Directors (the “Board”), effective immediately. Mr. Chessen’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of New Controller

On November 2, 2023, the Company appointed Salvatore Lento, Jr. as its Controller, effective as of November 13, 2023.

Mr. Lento, age 52, previously served as the Vice President of Technical and Acquisition Accounting at Ingenovis Health, Inc., a company that provides a full array of clinical support staff to major hospital systems and medical organizations across the U.S., from July 2022 until October 2023. From February 2021 to July 2022, Mr. Lento served as the Vice President of Accounting of P3 Health Partners, Inc., a population health management company. From February 2019 to February 2021, Mr. Lento served as the Independent/Fractional CFO and Corporate Controller for Enavate, Inc., a SaaS/professional services partner for Microsoft. From December of 2012 to November of 2018, Mr. Lento served as the CFO/Global Controller & Co-Founder of ComFreight Holdings, LLC, a commercial logistics fintech platform. Mr. Lento received his Bachelor of Business Administration: Finance from Western Connecticut State University.

Under an offer letter that Mr. Lento entered into with the Company, and approved by the Board on November 10, 2023, he will be paid a salary of $275,000 per year. He will also be eligible to receive annual target incentive compensation of $175,000 (pro-rated for 2023), subject to achievement of certain performance goals. The Company will also annually grant Mr. Lento a restricted stock unit award covering shares of the Company’s Class A common stock with a grant date value equal to $50,000. Such grants vest on the first anniversary of Mr. Lento’s start date, subject to continuous service with the Company through the vesting date. In addition, the Company will also annually grant to Mr. Lento a performance stock unit award covering shares of the Company’s Class A common stock with a grant date value equal to $50,000, with pro-rata vesting for the first and last performance periods, in each case subject to continuous service with the Company through each applicable vesting date and the attainment of certain corporate performance goals.

There are no family relationships between Mr. Lento and any of the directors or executive officers of the Company, and there are no transactions in which Mr. Lento has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Lento and any other person pursuant to which Mr. Lento was appointed as an officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLZ INC.

	By:	/s/ Jason Roswig
	Name:	Jason Roswig
	Title:	President and Chief Financial Officer
Date: November 13, 2023